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                                                                   EXHIBIT 23.01





                               CONSENT OF COUNSEL


We consent to the references to our firm under the captions "Federal Income Tax Aspects" and "Legal Matters" in Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (Reg. No. 33-50209) as filed with the United States Securities Exchange Commission on or about April 26, 2000 and the related Prospectus of The Millburn World Resource Trust.




                                                                 Sidley & Austin


April 26, 2000